SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 7, 2005
SIMMONS BEDDING COMPANY
(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

333-113861	13-3875743

(Commission File Number)	(I.R.S. Employer Identification No.)

One Concourse Parkway, Suite 800, Atlanta, Georgia	30328-6188

(Address of Principal Executive Offices)	(Zip Code)

(770) 512-7700

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)
          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.
Pursuant to written supplements to their employment agreements (“Supplement Agreements”) and as consideration for executing the Supplement Agreements, Simmons Bedding Company (the “Company”) increased the annual salaries of Charles R. Eitel and Rhonda C. Rousch by $1,000 effective December 7, 2005 and the Company increased the annual salary of William S. Creekmuir by $1,000 effective December 9, 2005. The Supplement Agreements amends and supplements their Executive Employment Agreements dated December 19, 2003 to update the restrictive covenants. The Supplement Agreements are filed with this report as Exhibits 10.1, 10.2 and 10.3, and the Supplement Agreements’ contents are incorporated by reference into this Item 1.01.
Item 2.05. Costs Associated with Exit or Disposal Activities.
On December 9, 2005, the Company implemented a sales effectiveness strategy that re-aligns its sales organization to deliver higher service levels to its dealers. In connection with the sales realignment, the Company reduced its sales force and support staff resulting in one-time termination charges ranging from $1.3 million to $1.5 million. The Company also incurred one-time charges related to the implementation of the sales effectiveness strategy ranging from $0.6 million to $0.8 million. The one-time charges are excluded from the Company’s calculation of Adjusted EBITDA as defined under its senior credit facility.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
In connection with the Company’s re-alignment of its sales organization (as described under Item 2.05), Kevin Damewood, Vice President – Sales for the Northeast Division, exited the Company on December 9, 2005. The terms of Mr. Damewood’s severance agreement have not been finalized.
Item 8.01. Other Events.
On December 12, 2005, the Company announced in a press release the implementation of a sales effectiveness strategy that re-aligns its sales organization to deliver higher service levels to its dealers. The press release is filed with this report as Exhibit 99.1 and the press release contents are incorporated by reference into this Item 8.01.
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits

10.1.	Supplement to Employee Agreement dated December 7, 2005 between Charles R. Eitel and Simmons Company and Simmons Bedding Company
10.2	Supplement to Employee Agreement dated December 9, 2005 between William S. Creekmuir and Simmons Company and Simmons Bedding Company
10.3	Supplement to Employee Agreement dated December 7, 2005 between Rhonda C. Rousch and Simmons Company and Simmons Bedding Company.
99.1	Press release dated December 12, 2005 announcing Simmons Bedding Company’s implementation of sales effectiveness strategy.

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, Simmons Bedding Company has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

SIMMONS BEDDING COMPANY

By:	/s/ William S. Creekmuir

William S. Creekmuir
Executive Vice President and Chief Financial Officer
Date: December 13, 2005

EXHIBIT INDEX

Exhibit
Number	Exhibit Name
10.1	Supplement to Employee Agreement dated December 7, 2005 between Charles R. Eitel and Simmons Company and Simmons Bedding Company.
10.2	Supplement to Employee Agreement dated December 9, 2005 between William S. Creekmuir and Simmons Company and Simmons Bedding Company.
10.3	Supplement to Employee Agreement dated December 7, 2005 between Rhonda C. Rousch and Simmons Company and Simmons Bedding Company.
99.1	Press release dated December 12, 2005 announcing Simmons Bedding Company's implementation of sales effectiveness strategy.

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